TRIPLE NET LEASE OF INDUSTRIAL LAND AND BUILDING

Effective Date:  January 17, 2002

Effective Place of Execution:  Glendale, Arizona

Lessor:           Muzz Investments, L.L.C.,
                  an Arizona limited liability company
                  13125 North 75th Place
                  Scottsdale, Arizona  85260

Lessee:           AZCO Mining, Inc.,
                  a Delaware corporation
                  7239 North El Mirage Road
                  Glendale, Arizona  85307

Leased Premises: Industrial land and improvements thereon located at 7239 North El Mirage Road, Glendale, Arizona 85307. The Leasehold Interest shall consist of an undivided 40% interest of approximately five acres of land and the building at the subject site.

                                    PART ONE

SPECIFIC PROVISIONS FOR THE LEASE

     1.1 Consideration. For valuable consideration Lessor leases to Lessee the Lessor's undivided interest in the Leased Premises, with all improvements described above according to the terms hereinafter set forth, a copy of which Lessee acknowledges receipt.

     1.2 Term of Lease. This lease shall be in effect for a period of ten (10) years commencing January 17, 2002 or until the exercise of either the option granted in the Re-Purchase Option Agreement dated January 17, 2002 between Lessor and Lessee or the exercise of the option granted in the Property Sale Option Agreement dated January 17, 2002 between Lessor and Lessee.

     1.3 Rent for Lease. Rent shall be paid monthly on or before the same day of each month as of the lease commencement date. For the first six (6) months of the term of the lease commencing at the time Lessee executes this lease, Lessee shall pay monthly the sum of Thirty Thousand and 00/100 ($30,000.00) to the order of Lessor, Muzz Investments, L.L.C. For the second six (6) months of the lease term commencing July 17, 2002, Lessee shall pay monthly the sum of Thirty-Seven Thousand Five Hundred Fifty and 00/100 ($37,500.00) to the order of Lessor. Commencing January 17, 2003 and continuing for the duration of the lease, Lessee shall pay monthly the sum of Forty Five Thousand and 00/100 ($45,000.00) to the order of Lessor. As Additional Rents due, which Additional Rents shall consist of any real property or personal property tax not timely paid by the Lessee and which are paid by Lessor, and the cost of Fire and Casualty Insurance, trash removal, water, gas, electric and other utilities; repairs and maintenance or other expenses paid by Lessor for which Lessee is liable and has not timely paid; plus late payment penalty of five (5%) percent of each monthly payment when the payment is made more than ten (10) days after it is due.

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     1.4 Costs of Fire, Loss of Rents, and Casualty Insurance. Because this is a triple net lease, Lessor shall have no duty to pay, process, or otherwise deal with fire, loss of rents, and casualty insurance. Lessee shall provide fire, loss of rents, and casualty insurance as provided in Paragraph 1.15 (Provisions of Fire, Loss of Rents, and Casualty Insurance). Lessor may pay the same on Lessee's behalf, and Lessee shall reimburse Lessor for the same forthwith. Lessee shall save and hold Lessor harmless on account of any of these premiums. Lessee shall pay Lessor interest at the rate of eighteen (18%) percent per annum on any monies that Lessor may advance on behalf of Lessee until these monies are repaid.

     1.5 Costs of Taxes and Assessments. Because this is a triple net lease, Lessee shall be responsible for all taxes and assessments levied against the real property, improvements thereon and personal property contained therein and all other taxes and assessments which may relate to the real property, improvements or personal property contained therein and all increases related to all of these. Lessor may pay the same on Lessee's behalf, and Lessee shall reimburse Lessor for the same forthwith. Lessee shall save and hold Lessor harmless on account of any of these taxes and assessments. Lessee shall pay Lessor the sum of eighteen (18%) per annum as interest on any monies that Lessor may advance on behalf of Lessee until these monies are repaid.

If, at any time during the term of this lease, the method or scope of taxation prevailing at the commencement of the lease term shall be altered, modified or enlarged so as to cause the method of taxation to be changed, in whole or in part, so that in substitution for the real estate taxes now assessed there may be, in whole or in part, a capital levy or other imposition based on the value of the Leased Premises, or the rents received therefrom, or some other form of assessment based in whole or in part on some other valuation of the Lessor's real property comprising the demised Premises, then and in such event, such substituted tax or imposition shall be payable and discharged by the Lessee in the manner required pursuant to such law promulgated which shall authorize such change in the scope of taxation, and as required by the terms and conditions of the within lease.

     Nothing in this lease contained shall require the Lessee to pay any franchise, estate, inheritance, succession, capital levy or transfer tax of the Lessor, or Federal Income Tax, State Income Tax, or excess profits or revenue tax, unless such taxes are in substitution for real property taxes as a result of such change in the manner and scope of taxation.

     1.6 Sales and Transaction Tax. In addition, Lessee shall be responsible for sales and transaction taxes levied or assessed by any State, County, City, District or governmental agency on the rental transaction.

     1.7 Security. Lessee shall not be responsible for making any security deposit payment. However, Lessee's obligations under this Lease shall be secured by a Deed of Trust on the Black Canyon Mica Mine, situated on the borders of Maricopa and Yavapai Counties, Arizona.

     1.8 Place of Paying Rent. Lessee shall pay rent to the address of Lessor as designated on page one of this lease, or to any other address of which Lessor gives written notice to Lessee.

     1.9 Lessee Pays All Expenses. This lease shall in all respects be treated as a triple net lease with all costs and expenses paid by Lessee, including, but not limited to, real and personal property taxes; fire, casualty, theft, and liability insurance; trash removal; water, gas, electricity and other utilities; repairs and maintenance of all portions of the Premises, interior and exterior, and all improvements.

     1.10 Maximum legal Interest. (This provision is omitted)

     1.11 Provisions of Fire and Casualty Insurance Policies. Lessee shall continually keep in force, during the term of this lease and during any extension or renewal thereof, fire and extended coverage insurance in an amount of no less than the full replacement cost of the Leased Premises, naming the Lessor as an additional insured therein. Said policy shall contain a provision that in the event the Lessee fails to make a timely premium payment on the policy, the insured shall give Lessor notice of such default in payment, which notice shall be sent to Lessor not less than fifteen 15) days prior to any cancellation of the policy by the insurer. Lessee shall deliver to Lessor a copy of the policy evidencing that Lessor is an insured thereunder and that the notice provision before set forth in contained therein. Furthermore Lessee shall deliver to Lessor evidence that the premiums are paid when due and that the policy is in full force and effect. Lessee shall provide fire insurance protection on Lessee's stock in trade, furniture, fixtures and other property within the Leased Premises, in an amount equal to the full insurable value thereof, and promises that any insurance coverage in this regard will contain a waiver of the insurer's right of subrogation against Lessor.

     1.12 Waiver of Subrogation on Casualty Insurance. Lessor hereby releases Lessee, to the extent of its insurance coverage, from any and all liability for any loss or damage caused by fire or any of the extended coverage casualties, notwithstanding such fire or other casualty shall be due to the fault or negligence of Lessee or its agents, provided, however, this release shall be in force and effect only with respect to loss or damage occurring during such time as Lessor's policies of fire and extended coverage insurance shall contain a clause to the effect that this release shall not affect such policies or the right of Lessor to recover thereunder.

     Lessee shall promptly deliver to Lessor the original, or originals, or true and exact copies of any and all such policies of insurance.

     Lessee shall not carry any stock of goods or do or omit to do any act in or about the Leased Premises which will in any way impair or invalidate the obligation of any policy of insurance on or in reference to the Leased Premises.

     The parties shall use good faith efforts to have any and all, extended coverage, or any and all material damage insurance which may be carried endorsed with the following subrogation clause:

     This insurance shall not be invalid should the insured waive in writing, prior to a loss, any and all right of the coverage against any party for loss occurring to the property described herein. Lessor and Lessee mutually agree that any right of subrogation afforded the insurance carriers of their respective property insurance policies relative to real or personal property situated in or on the Leased Premises is waived; and the parties undertake to give their respective insurance carriers notice of this waiver.

     1.13 Liability Insurance. Lessee shall, at its own cost and expense, during the term of this lease, procure and maintain in force policies of liability insurance, with Lessor as an additional assured thereunder, insuring Lessee and Lessor to the amount of $2,000,000.00 against any loss or damage, or any claim thereof, resulting from injury to or the death of any one person, and to the amount of $2,000,000.00 against any loss of accident, as the result of or by reason of the ownership by Lessor of the Leased Premises, parking lot, and adjacent areas owned by Lessor, and the use and occupancy thereof by Lessee; and to procure and maintain in full force and effect, during the term herein specified, a policy or policies of insurance, with Lessor as an additional assured thereunder, in an amount not less than $2,000,000.00 insuring Lessor against any loss or damage or any claim thereof resulting from the damage to or destruction of any property belonging to any person or persons whomsoever, as a result or by reason of the ownership by Lessor of the Leased Premises, and the use and occupancy thereof by Lessee.

     Lessee shall promptly deliver to Lessor the original or originals, or a true and exact copy of any and all such policy or policies of insurance.

     All policies shall contain a written objection of the insurer to notify Lessor in writing at least fifteen (15) days prior to any cancellation thereof.

     1.14 Non-Liability of Lessor. Lessor shall not be liable for any damage occasioned by failure to keep the Premises in repair, and shall not be liable for any damage done or occasioned by or from plumbing, gas, water, steam, or other pipes, tanks, washstand, water closet or wastepipe, in, above, upon or about the Premises, nor for damage occasioned by water being upon or coming through the roof, skylight, trap-door, or otherwise, or of any owners or occupants of adjacent or contiguous property. Lessee shall be responsible for all damage occasioned by the above-referred to matters.

     1.15 Indemnification. Lessor shall not be responsible for any loss, theft, or damage to property or injury to or death of Lessee or any person on or about the Leased Premises, and Lessee agrees to indemnify and hold Lessor harmless therefrom unless it was caused or resulted from the negligent or willful acts of Lessor. Lessee shall indemnify and hold Lessor harmless during the term of this lease, and during any extension or renewal thereof, from and against any and all claims, suits, actions, demands and judgments arising out of an event or events occurring after the commencement of the primary term hereof, including all cost, expenses and attorneys' fees, when the proximate cause of such injury to person or damage to property was not the negligence of Lessor or the negligence of an agent or employee of Lessor or of Lessor's successor. Lessee agrees not to make any claim against Lessor, and it will hold Lessor harmless therefrom, for any loss or damage to any personal property belonging to Lessee, and it will hold Lessor harmless therefrom, for any loss or damage to any personal property belonging to Lessee or any of its guests, customers, or occupants, or for any injuries to Lessee or any of its guests, customers, or occupants unless such loss or damage was caused or resulted from the negligent or willful conduct of Lessor.

     1.16 Renewal. This provision is omitted.

     1.17 Use by Lessee. The Premises shall be used for a reasonable office, warehousing, Industrial or industrial use which use is specifically described as: mineral processing and any other use allowable by the City of Glendale zoning code for this site.

     1.18 Tax on Property of Lessor. Lessee shall pay when due all taxes and assessments levied and assessed upon or against the Leased Premises during the term of this lease, and Lessee shall deliver to Lessor evidence of such timely payment.

     1.19 Tax on Property of Lessee. Lessee shall pay or cause to be paid when due throughout the primary term of this lease and any renewals or extensions thereof, all taxes on any and all personal property owned by Lessee and Lessor and situated upon the Leased Premises. If Lessee fails to pay the taxes levied upon or against its property as aforesaid when due and payable, Lessor may pay the same on Lessee's behalf, and Lessee shall reimburse Lessor for the same forthwith. Lessee shall indemnify, save and hold Lessor harmless on account of any of these taxes. Lessee shall pay Lessor interest at the rate of eighteen (18%) per annum on any monies that Lessor may advance on behalf of Lessee until these monies are repaid.

     1.20 Maintenance of Building Heating and Cooling. Except for the initial construction installation and the warranties attendant thereto, Lessee shall at its own expense be responsible for the care, maintenance and replacement of all air conditioning, coolers, and heating equipment and parts thereof serving the Leased Premises.

                                    PART TWO

                               GENERAL PROVISIONS

     2.1 Quiet Possession. Lessor agrees that Lessee, on paying the rentals and on performing all terms of this lease, shall and may peaceably and quietly have, hold and enjoy the Leased Premises during the term of this lease.

     2.2 Use of Premises. Upon occupancy Lessee has examined and knows the condition of the Leased Premises, and has received the same in good order and repair, and agrees; a. To use these Premises for reasonable use as set forth in
Section 1.17, which do not materially damage the Leased Premises. b. To surrender possession of these Premises at the expiration of this lease without further notice to quit, is as good condition as reasonable and careful use will permit. c. To keep the Premises in good condition and repair at its own expense and not to commit or permit any waste or nuisance. d. Not to use the Leased Premises for living quarters or residence. e. Not to make any unlawful, immoral or improper use of the Leased Premises, or any use or occupancy thereof contrary to law or contrary to any directions, rules, regulations, regulatory bodies, or officials having jurisdiction thereof or which shall be injurious to any person or property.

     2.3 Repairs, Maintenance and Alterations by Lessee. The Lessee has promised that the Leased Premises shall at all times be kept in good order, condition and repair by Lessee, at its own expense and in accordance with all laws, directions, rules and regulations of regulatory bodies or officials having jurisdiction.

     If Lessee refuses or neglects to commence repairs within thirty (30) days after receipt of written demand from Lessor, or adequately to complete such repairs without liability to Lessor for any loss or damage that may accrue to Lessee's stock or business by reason thereof, and if Lessor shall make such repairs, Lessee shall pay to lessor, on demand, as additional rent, the costs thereof with interest at the interest at the rate of eighteen (18%) per annum from the date of commencement of those repairs.

     Lessee shall make no changes, improvements, alterations, or additions to the Leased Premises unless such changes, improvements, alterations, or additions: (a) are first approved in writing by Lessor; (b) are not in violation of restrictions placed thereon by the institution, entity or person financing the construction of the building; and (c) will not materially alter the character of such Premises and will not substantially lessen the value thereof. Lessor may not unreasonably withhold approval, and it there is a dispute as to reasonableness, it shall be determined by arbitration.

     If structural alterations become necessary because of the application to the business carried on by Lessee of any law, ordinance, rule or regulation of any regulatory body, or because of any act or default on the part of Lessee, or because Lessee has overloaded any electrical or other facility Lessee shall make such structural alternations at its own cost and expense, after first obtaining Lessor's written approval of plans specifications and furnishing such indemnification against liens, costs, damages and expenses as Lessor may reasonably require.

     Lessee may place partitions and fixture (including light fixtures) and make improvements and other alterations in the interior of the Leased Premises at its own expense. These improvements of alterations installed or made by Lessee, other than those of a structural nature, shall remain the property of the Lessee provided, however, that prior to commencing any such work Lessee shall first obtain the written consent of Lessor to the proposed work.

     2.4 Mechanics' and other Liens Imposed by Lessee. Lessee shall keep the Leased Premises and the improvements thereon at all times during the term hereof free of mechanics' and materialmen's liens and other liens of like nature, other than liens created and claimed by reason of any work done by or at the instance of Lessor, and at all times shall fully protect and indemnify Lessor against all such liens or claims and against all attorneys' fees and other costs and expenses growing out of or incurred by reason or on account of any such liens or claims. Should Lessee fail to fully discharge any such lien or claim within ten
(10) days of Lessor's written demand thereof, Lessor at its option may pay the same or any part thereof, Lessor to be the sole judge of the validity of such lien or claim, and Lessee shall immediately reimburse Lessor for such payment.

     All amounts so paid by Lessor, together with interest thereon at eighteen (18%) per annum from the time of payment by Lessor until repayment by Lessee, shall be paid by Lessee upon demand, and it not so paid, shall continue to bear interest at the aforesaid rate until paid as additional rent.

     2.5 No Signs Without Approval of Lessor. Provision omitted.

     2.6 No Exterior Paint Without Lessor Approval. Provision omitted.

     2.7 Trash Control. Lessee shall provide and maintain sanitary and rat-proof receptacles with covers at or about the Leased Premises in which to place any and all refuse or trash, and to place this refuse and trash in receptacles. Lessee shall make Lessee's own arrangements and pay for garbage and trash pick-up service on or from the Leased Premises, and shall not permit to accumulate and remain on the Premises except during reasonable intervals between pick-up service.

     2.8 Public Walkway Maintenance. At all times, Lessee shall keep any public walkway adjacent to the Leased Premises clean and in a sightly and sanitary condition.

     2.9 Replacement of Glass. At Lessee's own cost and expense, Lessee shall replace all glass in, upon or about the Leased Premises that shall be broken during the term herein specified unless caused by Lessor, an agent or employee of Lessor, or Lessor's successor.

     2.10 Right of Re-Entry. Lessor shall have the right, by itself or agent or with others, to enter the Premises at reasonable hours to examine or exhibit the Premises, or to make such repairs and alterations as shall be deemed necessary for the safety and preservation of the building, to inspect and examine, to post such notice as Lessor may deem necessary to protect Lessor against Loss from liens of laborers, materialmen or others, and for the purpose of permitting or facilitating Lessor's performance of its obligations hereunder, or for any other reasonable purpose which does not materially diminish Lessee's enjoyment or use of the Leased Premises.

     Lessee expressly waives any claim for damages, including loss of business, resulting from Lessor's entry, from the erecting of scaffolding or other structures to facilitate repairs, or from Lessor's other reasonable activities for the purpose of altering, improving, or repairing the Leased Premises in conformity herewith.

     2.11 Assignment or Sub-Letting. No assignment, sublease or sale of this lease or any interest therein may be made by Lessee without the written consent of Lessor having first been obtained thereto, which consent Lessor shall not unreasonable withhold. If there is a dispute as to whether Lessor has a valid reason for withholding consent, it shall be determined by arbitration.

     Any attempted assignment, sublease or sale of this lease or any interest therein shall be null and void and have no effect unless such consent shall have been obtained. Any Assignment by operation of law shall be subject to the same conditions and restrictions as an assignment by Lessee. If such consent is given by Lessor, any and all sub-leases shall be responsible Lessees, and Lessee shall not be relieved of any liability hereunder by Lessee's assignment, vacation or subletting thereof.

     It is agreed that one of the conditions moving Lessor to make this lease is the personal confidence reposed by it in Lessee, combined with the belief that Lessee will be a Lessee and occupant satisfactory to Lessor. Nothing herein shall prevent the Lessor from assigning its interest under this lease, provided, however, that any assignee shall be subject to the same obligations and duties as the original Lessor.

     2.12 Right of Lessor to Pay Obligations of Lessee to Others. If Lessee shall fail or refuse to pay any sums due to be paid by it under the provisions of this lease, or fail or refuse to maintain the Leased Premises or any part thereof as herein provided, then, and in such event, Lessor, after fifteen (15) days' notice in writing by Lessor to Lessee, shall have the right to pay any such sum or sums due to be paid by Lessee and to do and perform any work necessary to the proper maintenance of the Leased Premises, and the amount of such sum or sums paid by Lessor for the account of Lessee and the cost of any such work, together with interest thereon at the rate of eighteen (18%) per annum from the date of payment.

     The payment by Lessor of any such sum or sums or the performance by Lessor of any such work shall be prima facie evidence of the necessity therefor.

     2.13 Surrender and Return of Leased Premises. On the last day of the term hereby created or on the sooner termination thereof, Lessee shall peaceably surrender the Leased Premises in good order, condition and repair, "broom clean"
- fire and other unavoidable casualty, reasonable wear and tear only excepted. On or before the last day of the term hereby created or on the sooner termination thereof, Lessee shall, at its expense, remove its trade fixtures, signs and carpeting from the Leased Premises and any property not removed shall be deemed abandoned. All alterations, additions, improvements and fixtures (other than Lessee's trade fixtures, signs and carpeting) which shall have been made or installed by either Lessor or Lessee upon the Leased Premises and all hard surface bonded or adhesively affixed flooring shall, without charge, remain upon and be surrendered with the Leased Premises as a part thereof, without disturbance, molestation or injury.

     It the Leased Premises be not surrendered on the last day of the term hereby created or on the sooner termination thereof, Lessee shall indemnify Lessor against Loss or liability resulting from delay in Lessee in so surrendering the Premises, including, without limitation, claims made by any succeeding Lessee founded on such delay. Lessee shall promptly surrender all keys for the Leased Premises, at the place then fixed for payment of rent and shall inform Lessor of combinations on any locks and safes on the Leased Premises.

     2.14 Event of Default.  Each of the  following  shall be deemed an Event of
Default:

     a. Default in the payment or rent or other payments hereunder.

     b. If Lessee shall default in the performance or observance of any covenant or condition of this lease by the Lessee to be performed or observed following the expiration of the period of 10 days giving notice of such default or defaults or failure to Lessee by Lessor.

     c. Abandonment of the Premises.

     d. The filing or execution or occurrence of:

     (1) A petition in bankruptcy by or against Lessee.

     (2) A petition or answer seeking a reorganization, arrangement, composition, readjustment, liquidation, dissolution or other relief of the same or different kind under any provision of the Bankruptcy Act. (3) Adjudication of Lessee as a bankrupt or insolvent; or insolvency in he bankruptcy equity sense.
(4) An assignment for the benefit of creditors whether by trust, mortgage, or otherwise. (5) A petition or other proceeding by or against Lessee for, or the appointment of, a trustee, receiver, guardian, conservator or liquidator of Lessee with respect to all or substantially all its property. (6) A petition or other proceeding by or against Lessee for its dissolution or liquidation, or the taking of possession of the property of the Lessee by any governmental authority in connection with dissolution or liquidation. (7) The taking by any person of the leasehold created hereby or any part thereof upon execution, attachment, or other process of law or equity.

     2.15 Fair Notice of Default. The parties are desirous of giving one another fair notice of any default before sanctions are imposed. In the event of an act of default with respect to any provision of this lease, except for the payment of rent, neither party can institute legal action with respect to such default without first complying with the following conditions: a. Notice of such event of default must be in writing and mailed to the other party by U.S. Certified Mail, return receipt requested; b. Such written notice shall set forth the nature of the alleged default in the performance of the terms of this lease and shall designate the specific paragraph(s) therein which relate to the alleged act of default; c. Such notice shall also contain a reasonably understandable description of the action to be taken or performed by the other party in order to cure the alleged default and the date by which the default must be remedied, which date can be not less than ten business days from the date of mailing the notice of default.

     2.16 Defaults by Lessee. In the event the Lessee commits one of the events of default, and after fair notice of default has been given as required, in addition to any or all other rights or remedies of Lessor hereunder and by the law provided, Lessor shall have, at its option and without further notice or demand of any king to Lessee or any person: a. The right to declare the leased term ended and to reenter and take possession of the Premises and remove all persons therefrom, and Lessee shall have no further claim thereon or hereunder;
b. The right, without declaring this lease ended, to reenter the Premises and occupy or lease the whole or any part thereof for and on account of Lessee, and upon such terms and conditions, and for such rent as Lessor may deem proper, and to collect said rent any other rent that may thereafter become payable, and apply the same toward the amount due or hereafter to become due from Lessee, and on account of such expense of such subletting and other damages sustained by Lessor; and should such rental be less than that herein agreed to be paid by Lessee, Lessee agrees to pay such deficiency to Lessor in advance on the first
(1st)) day of each month and to pay to the Lessor forthwith, upon any such re-letting, the cost and expenses Lessor may incur by reason thereof and should such rental be more than that herein agreed to be paid by Lessee, Lessor shall hold said sum interest free to be applied to future damages; c. The right, even though it may have re-let the Premises, hereafter to elect to terminate this lease and all of the rights to Lessee in or to the Premises. d. Any and all rights as set forth in the Deed of Trust on the Black Canyon Mica Mine, which Deed of Trust is referred to in Section 1.7 hereinabove.

     As used in this lease with respect to the Premises, the terms "vacate" and "abandoned" shall be deemed to include, without limiting the broadest meaning of those terms, the failure of Lessee to be open for business in the Premises for a period of fifteen (15) consecutive business days, unless such failure is excused or permitted under the expressed terms of this lease. Should Lessor ever re-let the Premises under the provisions of Sub-paragraph (b) above, "it may execute any such lease in its own name, and the Lessee therein named shall be under no obligation, whatsoever, to see to the application by landlord of any rent collected by Lessor from such Lessee, nor shall Lessee have any right or authority whatever to collect any rent from such Lessee. Lessor shall not be deemed to have terminated this lease or the liability of Lessee to pay rent thereafter to accrue, or Lessee's liability for damages under any other provisions hereof by any such reentry or by any action in unlawful detainer or otherwise to obtain possession of the Premises, unless Lessor shall have notified Lessee in writing that it has so elected to terminate this Lease. Nothing herein contained shall be construed as obligating Lessor to re-let the whole or any part of the Premises. In the event of any entry or taking possession of the Premises as aforesaid, Lessor shall have the right, but not the obligation, to remove therefrom all or any part of the personal property located therein and may pace the same as storage at the public warehouse at the expense and risk of the owner or owners thereof.

     In the event of Lessee's default and Lessor's retaking of possession of the Premises, whether this lease is terminated by Lessor or not, Lessee agrees to pay to Lessor, as an additional item of damages, the cost of repairs, alterations, redecorating, leasing commissions and Lessor's other expenses incurred in re-letting Premises to a new Lessee.

     The remedies given to Lessor in this provision shall be in addition and supplemental to all other rights or remedies which Lessor may have under the laws of the State of Arizona then enforced. Any breach of Lessee of any covenant or obligation to be performed by it hereunder shall be and shall be deemed to be material and shall give Lessor the right, in addition to all other rights and remedies reserved or granted to Lessor hereunder, to terminate this lease and retake possession in the Premises. The waiver by Lessor of any breach of any term, covenant or condition herein contained shall not be deemed to be a waiver of such term, covenant or condition or any subsequent breach of the same of any term, covenant or condition herein contained. The subsequent acceptance of rent hereunder by the Lessor shall not be deemed to be a waiver of any proceeding breach of Lessee of any term, covenant or condition of this lease, other than the failure to Lessee to pay the particular rental sum accepted, regardless of Lessor's knowledge of such proceeding breach at the time of acceptance of such rent. No covenant, term or condition of this lease shall be deemed to have been waived by Lessor, unless such waiver be in writing signed by Lessor.

     2.17 Court Action, Attorney's Fees and Costs. If, upon failure of either party to comply with any of the covenants, conditions, rules or regulations of and in this lease, suit or arbitration should be brought for damages on account thereof, or to enforce the payment of rent herein stipulated, or to recover possession of the Premises, or to enforce any provision hereof, the losing party agrees to pay to the prevailing party reasonable costs and expenses incurred in prosecuting these suits or arbitration, as determined by the court or arbitrator, including attorneys' fees and the value of time lost by the prevailing party or any of its employees in preparing for or participating in any arbitration or litigation in connection therewith. Interest shall accrue on that award at the maximum legal rate on all monetary amounts awarded for principal, interest, attorneys' fees and all other amounts, from the date of that award until paid.

     2.18 Operating Costs. All operating expenses of Lessee of whatever nature, are the sole obligation of Lessee.

     2.19 Landlord's Lien. Upon the termination of this lease in any of the manners herein provided, or upon default by Lessee under any of the provisions hereof, Lessor may enter the Leased Premises and remove any and all personal property of Lessee and may retain possession of such personal property until all charges of any kind, including rent, storage or damages, shall be paid in full.

     It is further agreed that the Lessor shall have a lien on all buildings and improvements based on the demised premises by Lessee and on all fixtures, furniture and inventory kept or used on the premises including any replacements therefore, whether such property is exempt from execution or not, to secure payment of all rents, and all other sums becoming due to Lessor or others under the provisions of this lease and to secure performance of all other obligations of Lessee hereunder. Such lien shall be a first lien superior to any encumbrance created by Lessee on the property or interest covered by this provision. It is further agreed that this provision shall constitute a security agreement under the provisions of the Arizona Commercial Code and it is further agreed that the parties shall execute a financing statement for filing with the appropriate governmental authorities and shall execute any and all other instruments necessary to perfect the lien rights of Lessor hereunder.

     2.20 Abandonment. If Lessee shall be in default in the payment of the rental and shall vacate or abandon the Premises or any part thereof (an absence of Lessee therefrom for a period of fifteen (15) days after such default shall be considered such an abandonment thereof, Lessor may, it is so elects, re-enter the Leased Premises and remove the contents and take possession of the Leased Premises and re-let the same or any part thereof, at such rental and upon such terms and conditions as it may deem proper and apply the proceeds thereof, less the expenses, including the usual agent's commission so incurred; upon the amount due from Lessor hereunder and Lessee shall be liable for any deficiency.

     If Lessor shall take possession of the Premises and relate the same, such reletting shall not operate as a termination of this lease unless Lessor so elects, such election to be evidenced by written notice to Lessee; nor shall such action by Lessor operate as a waiver of any other rights or remedies of Lessor hereunder.

     2.21 Holdover. If Lessee shall holdover after the expiration of the term hereof, with the consent of Lessor, express or implied, such tenancy shall be from month to month only, and not a renewal hereof, and Lessee agrees to pay rent at 125% rate of the lease rent in effect prior to the holdover and all other charges as hereinabove provided, and also to comply with all covenants of this lease for the time Lessee holds over. If Lessee shall hold over without the consent of Lessor, express or implied, then Lessee shall be construed to be a Lessee at sufferance at doubt the rent herein provided prorated by the day until possession is returned to Lessor. If Lessee shall hold over with the consent of Lessor, Lessee shall be entitled to possession until Lessor has given Lessee 30 days notice that such month to month tenancy shall be terminated; otherwise, notice is only required as hereinafter provided as notice of default.

     2.22 Destruction of Leased Premises.

     a. In the event the Premises be damaged by fire or other perils covered by a fire and extended coverage insurance which pays Lessor replacement cost thereof the Lessor shall:

     (1) Within ninety (90) days thereafter and subject to obtaining licenses permits and approvals, commence repair, reconstruction and restoration of Premises and prosecute the same diligently to completion, in which event this lease shall continue in full force and effect; or

     (2) In the event of a partial or total destruction of the Premises during the last two (2) years of the term hereof, Lessor shall have the option to terminate this lease upon giving notice to Lessee of exercise thereof within sixty (60) days after such destruction. For purposes of this paragraph (ii) "partial destruction" shall be deemed a destruction to the extent of at least thirty-three and one-third percent (33 1/3%) of the Premises as of the date of destruction.

     b. In the event the Premises shall be damages to any extent whatsoever as a result of any flood, earthquake, active war, nuclear reaction, nuclear radiation or radio active contamination, or from any other casualty not covered by the fire and extended coverage insurance which would pay Lessor the replacement cost of the damaged Premises, Lessor may, within ninety (90) days, following the date of such damage (plus such additional time as may be required to obtain the necessary permits, licenses and approvals), commence repair, reconstruction or restoration of the Premises and to prosecute the same diligently to completion, in which event this lease shall continue in full force and effect, or within said ninety (90) day period elect not to so repair, reconstruct, or restore the Premises, in which event this lease shall cease and terminate. In either such event, Lessor shall give Lessee a notice of its intention within said ninety
(90) day period.

     c. In the event of any reconstruction or restoration of the Premises by Lessor in accordance with the provisions of this lease, such reconstruction or restoration shall restore the Premises to substantially their condition and immediately prior to the occurrence of the casualty (excluding merchandise, trade fixtures, furnishings, wall coverings, carpeting or floor coverings, drapes, equipment and items of personal property of Lessee located on the Premises). However, such reconstruction and restoration by Lessor shall be only to the extent of Lessor's real property interest with the exception of lease hold improvements. Lessee shall be responsible for the repair and restoration of all of Lessee's lease hold improvements, trade fixtures and other property in, on or about the Premises.

     d. Upon any termination in this lease under any of the provisions of this article entitled "Destruction of Leased Premises", each party shall be released thereby without further obligation to the other party coincident with the surrender of possession of the Premises to Lessor, except for items which have theretofore accrued and are then unpaid.

     e. In the event of repair, reconstruction and restoration as herein provided, the Base Rent shall abate proportionately in relation to the floor area of the Premises rendered untenable by such casualty commencing from the date of destruction and continuing during the period of such repair, reconstruction or restoration. Lessee shall continue the operation of its business in the Premises, during any such period to the extent reasonably practicable from the stand point of prudent business management; and the obligation of Lessee hereunder to pay Additional Rent (i.e. taxes and insurance) shall remain in full force and effect. Lessee shall not be entitled to any compensation and damages from Lessor for loss in the use of the whole or any part of the Premises, and Lessee's personal property or any inconvenience or annoyance occasioned by such damage, repair, reconstruction or restoration.

     2.23 Removal of trade fixtures. Lessee shall have the right, upon the expiration of the term of this lease, or at any time during such term if Lessee shall not be in default, to remove from the Leased Premises all fixtures and equipment placed thereon by Lessee, even though permanently affixed to the Leased Premises; provided, however, that Lessee, in effecting removal, shall restore the Leased Premises to a good, safe, sound, orderly and sightly condition.

     2.24 Eminent Domain. If the Leased Premises or any part thereof shall be taken by eminent domain, which taking shall render the remainder of the Leased Premises unsuitable for occupancy and use by Lessee for the purpose intended by Lessee, then and in such event, the full current amount payable to the date of taking, or the prorated amount of that month's rent to the taking, shall be paid to Lessor, and this lease shall terminate as of the date of taking.

     If only a part of the Leased Premises shall be taken by eminent domain, and such taking shall not unduly interfere with the occupancy and use of the Leased Premises for the purpose intended by Lessee, then and in such event, the full amount payable for and upon such taking shall be paid to Lessor, and from and after the date of such taking, only a just and proportionate part of the rentals for the Leased Premises hereby reserved shall be paid by Lessee.

     Lessee shall have the right to claim and recover from the condemning authority, but not from Lessor, such compensation as may be separately awarded or recoverable by Lessee in Lessee's own right on account of any and all damage to Lessee's leasehold interest, to Lessee's business by reason of the condemnation, and for or on account of any cost or loss to which Lessee might be put in removing Lessee's merchandise, furniture, fixtures, leasehold improvements and equipment.

     2.25 Subordination. If Lessor shall desire at any time, and from time to time to secure a loan or loans upon the security of the Leased Premises, then and in such event, Lessee hereby agrees to make and enter into a subordination agreement or agreements with any responsible lending agency that Lessor shall designate, wherein and whereby Lessee's rights, titles and interests in and to the Leased Premises are subordinated to the line of any mortgage or mortgages to be made, executed and delivered by Lessor as security for that loan or loans; provided, however, that the subordination shall be upon the following conditions: a. The execution of the subordination agreement or agreements by Lessor shall impose no personal liability whatsoever upon Lessee. b. Any such mortgage or mortgages shall provide that the mortgagee shall agree to give to Lessee all notices required to be given to Lessor as mortgagor under the terms and conditions of those mortgages, or any loan agreement or agreements, or under the laws of the state where the Leased Premises are situated. c. The mortgage or mortgages shall further provide that in the event of any default on the part of Lessor under the terms and conditions thereof or the obligation secured, Lessee may, at its own election, cure such default, and any amount expended by Lessee in so doing shall be paid by Lessor to Lessee, with interest thereon at the maximum legal rate per annum from the time or times any expenditure or expenditures for such purpose were made, upon demand by Lessee therefor. d. Lessor shall indemnify and hold harmless the Lessee of and from any and all liability, cost or expense to which Lessee may be put by reason of the failure of Lessor to keep and perform any of the covenants and agreements set forth and contained in such mortgage or mortgages and the obligations thereby secured.

     2.26 Sale by Lessor. In the event of a sale or conveyance by Lessor of all or part of the Leased Premises, the same shall operate to release Lessor from any future liability upon any of the covenants or conditions, express or implied, herein contained in favor of Lessee, and in such event Lessee agrees to look solely to the responsibility of the successor in interest of Lessor in and to this lease. This lease shall not be affected by any such sale, and Lessee agrees to attorney to the purchaser or assignee.

     2.27 Applicable Law. This lease shall be subject to and governed by the laws of the State of Arizona, regardless of the fact that one or more of the parties now is or may become a resident of a different state.

     2.28 Assignment of Personal Property Warranties. Provision omitted.

     2.29 Prorations. If any prorations are required to be made under the terms of this lease, the prorations shall be made as of the first day of the lease term.

     2.30 Environmental Provisions. Lessee represents and warrants to Lessor that Lessee will not generate, store, treat, use, release, or dispose of any hazardous materials on or about the Leased Premises or the Project except in compliance with all environmental laws and any additional conditions imposed by Landlord. Lessee will not release or dispose of any hazardous materials in or on the Leased Premises or the Project without the express written approval of Lessor. Lessee shall obtain, comply with and provide Lessor with copies of all permits required in connection with the generation, storage, treatment, use, release, or disposal of any hazardous materials.

Lessee shall not install nor permit to be installed on or in the Leased Premises any substance containing asbestos and determined to be hazardous by any governmental authority or any friable asbestos. If any such substance or any friable asbestos is determined to be in or on the Leased Premises as a result of the actions of Lessee, Lessee shall promptly comply with any applicable environmental laws (which may or may not require removal of the material) at Lessee's expense.

     In the event Lessee fails to perform any of its obligations under this Article within thirty (30) days after the giving to Lessee by Lessor of written notice of such failure, or within a reasonable period of time not to exceed ninety (90) days after the giving to Lessee by Lessor of written notice of such failure if, due to the nature of such failure, such failure cannot be cured within a 30-day period but is otherwise susceptible to cure within a reasonable period of time not exceeding ninety (90) days, or within a short period of time if prescribed by any environmental law, then, after expiration of such applicable period of time, Landlord may enter upon the Leased Premises and remove or cause to be removed such hazardous material or otherwise cause compliance with any applicable environmental law, provided, however, that Lessor may enter upon the Leased Premises and remove or cause to be removed such hazardous material or otherwise cause compliance with any applicable environmental law upon written notice to Lessee but prior to the expiration of the applicable time period, if Lessor determines that such action is necessary prior to the expiration of the applicable time period (i) for the preservation or safety of the Leased Premises, or other persons, (ii) to avoid suspension of a necessary service in, or with respect to, the Leased Premises (iii) for the preservation of the lien and grant of any deed of trust granted to any lender with respect to the Leased Premises or the priority of such lien and grant, or
(iv) to assure the continued operation of the Leased Premises. The cost of any such removal or compliance shall be immediately due to Lessor upon demand as additional rent.

     Lessee shall, at Lessee's own expense, comply with all present and hereinafter enacted environmental laws affecting Lessee's activities on the Leased Premises. Lessee shall keep the Leased Premises free of any lien imposed pursuant to any environmental laws, except for any liens being contested by Lessee in good faith and at its own expense by appropriate action or legal proceedings, provided that such actions or proceedings operate to prevent collection thereunder or realization thereon and the sale or forfeiture of the Leased Premises to satisfy the same, and provided further that during such contest Lessee shall, at the option of Landlord, provide security reasonably satisfactory to Landlord assuring the discharge of Lessee's obligations in respect of the lien being contested and any additional interest, charge, penalty, or expense arising from or incurred as a result of such contest.

     As used herein, the term "hazardous materials" means materials defined as "hazardous waste substances" under the Comprehensive Environmental Response,
Compensation and Liability Act, 42 U.S.C.ss.9601 et seq.) the Resource Conservation and Recovery Act (42 U.S.C.ss.6901 et seq.), the Safe Drinking Water Act (42 U.S.C.ss.3001 et seq.), the Clean Water Act (33 U.S.C.ss. 12151 et seq.), the Clean Air Act (42 U.S.C.ss. 7401 et seq.), the Toxic Substances Control Act (15 U.S.C.ss.136 et seq.), the Solid Waste Disposal Act (42 U.S.C.ss.3251 et seq.), and the Arizona Environmental Quality Act, including provisions on water quality control (A.R.S.ss. 49-210 et seq.), air quality (A.R.S.ss.49-401 et seq.), solid waste management (A.R.S.ss.49-701 et seq.), hazardous waste disposal (A.R.S.ss. 49-901 et seq.), and underground storage tank regulation (A.R.S.ss. 49-1001 et seq.) and regulations thereunder and any other laws and regulations now in effect or hereinafter enacted that deal with the regulation or protection of the environment, including the ambient air, ground water, surface water, and land use, including sub-strata land.

     Lessee shall be responsible for removing from the Leased Premises any hazardous materials put there by Lessee or its agents which either Lessee or Lessor is required by law to remove. In addition, Lessee shall be responsible for restoring the Leased Premises to their condition immediately prior to the time of such required removal. If Landlord is so required to remove any such hazardous materials put there by Lessee or its agents, Landlord shall promptly give notice thereof to Lessee.

     Lessee shall immediately notify Landlord, both orally and in writing, of any of the following:

     a. Any emission, spill, release, or discharge into the environment of any hazardous materials.

     b. Any correspondence or communication to Lessee or its agents regarding the presence or suspected presence of hazardous materials on the Leased Premises or the Project or regarding the application of environmental laws to the Leased Premises, the Project or Lessee's activities on the Leased Premises.

     c. Lessee's knowledge of any circumstances which could give rise to a claim that Lessee, Landlord, the Leased Premises, or the Project may be in violation of environmental laws.

     d. Any change in Lessee's activities on the Leased Premises that will change or has the potential to change Lessee's or Landlord's obligations or liabilities under environmental laws.

     Lessee shall indemnify and hold harmless Lessor, its employees, and agents for, from and against any and all loss, damage, obligation, penalty, liability, litigation, demand, defense, judgment, suit, proceeding, cost, disbursement, and expense (including, but not limited to, reasonable investigation, remediation, removal, and legal fees and expenses) including, but not limited to, any claim or action for injury, liability, or damage to persons or property, and any and all claims, investigations or actions brought by any person, firm, governmental body, or the environment, the Leased Premises, or the Project, or violation of any environmental law or other statute, ordinance, rule, regulation, judgment, or order of any government or judicial entity, and from and against any contractors, employees, and invitees on the Leased Premises or the Project during the Term of this lease. Lessee's obligations and liabilities under this paragraph shall continue after the expiration or termination of this Lease so long as Landlord bears any liability or responsibility under the environmental laws for any action that occurred on the Leased Premises of the Project during the Term of this Lease. Lessee's failure to abide by the terms of this paragraph shall be restrainable by injunction.


                                   PART THREE

                          ADDITIONAL LEASE PROVISIONS

     3.1 Nature of Relationship Between Parties. The sole relationship between the parties created by this agreement is that of lessor and lessee. Nothing contained in this lease shall be deemed, held, or construed as creating a joint venture or partnership between the parties.

     3.2 Notices. Copies of all notices and communications concerning this lease shall be mailed to the parties at the addresses written on page one of this lease, and any change of address shall be communicated to the other party in writing any documents which may adversely affect the rights of any party to this lease shall be dispatched by certified mail, return receipt requested. For all documents mailed to persons in the continental United States, the timer period on all notices shall begin running on the day following the date that the document is postmarked. For documents mailed to persons outside the continental United States, the time period begins to run on the date that the document is received by the other party.

     3.3 Provisions of Lease. Each term and each provision of this lease to be performed by Lessee shall be construed to be both a covenant and a condition.

     3.4 Entire Agreement. The terms of this document constitute the entire agreement between the parties, and the parties represent that there are no collateral agreements or side agreements not otherwise provided for within the terms of this agreement.

     3.5 Interpretation. Whenever any word is used in this agreement in the masculine gender, it shall also be construed as being used in the feminine and neuter genders, and singular usage shall include the plural and vice versa, all as the context shall require.

     3.6 Partial Invalidity. If any provision of the contract is held to be invalid or unenforceable, all the remaining provisions shall nevertheless continue in full force and effect.

     3.7 Marginal Headings. The marginal and topical headings of the paragraphs of this agreement are for convenience only, and are not to be considered a part of this agreement or used in determining its content or context.

     3.8 Modification. Any modification or amendment of this agreement shall be in writing and shall be executed by all parties.

     3.9 Succession of Benefits. The provisions of this agreement shall inure to the benefit of and be binding upon the parties thereto, their heirs, executors, administrators and permitted assignees.

     3.10 Time. Time is of the essence in this agreement for each and every term, condition, covenant and provision.

     3.11 Effective Date. This legal instrument has been executed by the parties intending that it be effective on the effective date set forth on the caption page. The parties recognize that they effectuated a meeting of the minds among themselves on that effective date and intended that this instrument take effect on that date even though because of the exigencies of the modern world, the mechanics of drafting, the convenience of the parties, and the economy of travel, it may have been necessary to actually sign and notarize the documents at a later time.

     3.12 Effective Place of Execution. The parties intend that the place of execution be that county and state that is set forth in the caption of this instrument. The effective place of execution is the place that the parties intend this instrument to have been executed incorporating all laws, for purposes of conflicts of laws, which apply to that effective place of execution. The parties recognize that, due to the exigencies of the modern world, the mechanics of drafting, the convenience of the parties, and the economy of travel, this instrument may be executed by one or all the parties at some other geographic place and possibly at multiple places. However, in spite of this, they intend that it be deemed executed at the effective place of execution.

     3.13 Interlineations and Initials. The parties recognize that because of the exigencies of the modern world, the mechanics of drafting the convenience of the parties, and the economy of costs, they may have in their own handwriting made minor changes in this instrument. These minor changes have been initialed by all parties, if any changes have been made, fore and aft of the change on all originals to prevent any extension of alteration of that change by any of the parties or others. Unless otherwise indicated by the placement of a date beside the change, these changes were intended by the parties to have occurred as of the effective date of this instrument. Any interlineated changes made by the parties after the effective date of this instrument shall be initialed by all parties, dated, and have the date itself initialed fore and aft by all parties to this instrument.

     3.14 Execution. All parties named in the caption as parties shall sign below and at least one of the parties shall initial all pages of all original copies of this instrument. Furthermore, all documents such as schedules, exhibits and like documents which are expressly incorporated herein shall be initialed by all parties and either exchanged or attached to the originals which are given to any party named on the caption page of this instrument.

     3.15 Acknowledgement. The notary public who has acknowledged the signatures of the various parties as designated in the acknowledgements hereto certify that this instrument was acknowledged by the signing party before the notary on the date of the notarization. If the instrument was subscribed by any of the parties in a representative capacity, then the notary ascertained that the signing party signed for the principal named by that party and in the capacity in which that party indicated he/she signed.

     3.16 Construction with Co-Tenancy Agreement. THE PARTIES HAVE EXECUTED CONTEMPORANEOUSLY HEREWITH A CO-TENANCY AGREEMENT FOR THEIR COMMON OWNERSHIP OF THE LEASED PREMISES. IN THE EVENT OF ANY INCONSISTENCY BETWEEN ANY PROVISION IN THIS LEASE AGREEMENT AND ANY PROVISION IN THE CO-TENANCY AGREEMENT, THE PROVISION IN THIS LEASE AGREEMENT SHALL PREVAIL.


LESSOR:             MUZZ INVESTMENTS, L.L.C.,
                    an Arizona limited liability company


                    By___________________________
                      Michael S. Musulin, Manager

                    Date signed:  _____________________

LESSEE:             AZCO MINING, INC.,
                    an Delaware corporation


                    By____________________________
                           Ryan A. Modesto, Secretary

                    APPROVED:

                    By:___________________________
                           Lawrence G. Olson, President

                    Date signed:  _____________________